RADIOTV NETWORK, INC.

                              FINANCIAL STATEMENTS

                                  MAY 31, 2001

                              RadioTV Network, Inc.


                                    Contents
                                    --------


                                                                     Page(s)
                                                                    ----------
Balance Sheets                                                          1

Statements of Operations                                                2

Statements of Cash Flows                                                3

Notes to Financial Statements                                         4 - 5

                              RadioTV Network, Inc.
                                 Balance Sheets
                                 --------------

                                     Assets
                                                                                May 31, 2001
                                                                                (Unaudited)        December 31, 2000
                                                                                ------------       -----------------
Current Assets
Cash                                                                              $  11,740            $   3,088
Accounts receivable                                                                      --                  300
Prepaid expenses                                                                        385                  385
                                                                                  ---------            ---------
Total Current Assets                                                                 12,125                3,773
                                                                                  ---------            ---------

Other Assets
Prepaid advertising                                                                  35,200                   --
Due from officer                                                                      4,587                4,587
                                                                                  ---------            ---------
Total Other Assets                                                                   39,787                4,587
                                                                                  ---------            ---------

Total Assets                                                                      $  51,912            $   8,360
                                                                                  =========            =========




                      Liabilities and Stockholders' Equity

Current Liabilities
Accounts payable                                                                  $  11,032            $   4,249
                                                                                  ---------            ---------
Total Current Liabilities                                                            11,032                4,249
                                                                                  ---------            ---------

Stockholders' Equity
Common stock, $0.001 par value, 1,000,000 shares authorized,
   40,000,000 and 35,805,000 issued and outstanding, respectively                    40,000               35,805
Additional paid-in capital                                                          468,399              379,199
Accumulated deficit                                                                (467,519)            (410,893)
                                                                                  ---------            ---------

Total Stockholders' Equity                                                           40,880                4,111
                                                                                  ---------            ---------

Total Liabilities and Stockholders' Equity                                        $  51,912            $   8,360
                                                                                  =========            =========


                 See accompanying notes to financial statements.

                              RadioTV Network, Inc.
                            Statements of Operations
                                   (Unaudited)

                                                                                  Five Months Ended May 31
                                                                               2001                      2000
                                                                           ------------              ------------
Revenues                                                                   $     35,200              $     32,500
                                                                           ------------              ------------

Operating Expenses
Compensation                                                                     19,000                    11,000
Contract labor                                                                       --                    16,698
Consulting                                                                       33,395                     8,500
Depreciation                                                                         --                    10,748
General and administrative                                                        9,014                    17,050
Professional fees                                                                20,088                        --
Film costs                                                                           --                    31,167
Exploitation costs                                                               10,329                        --
                                                                           ------------              ------------
Total Operating Expenses                                                         91,826                    95,163
                                                                           ------------              ------------

Loss from Operations                                                            (56,626)                  (62,663)

Other Expenses
Interest expense                                                                     --                     7,498
                                                                           ------------              ------------
Total Other Expenses                                                                 --                     7,498
                                                                           ------------              ------------

Net Loss                                                                   $    (56,626)             $    (70,161)
                                                                           ============              ============

Net Loss Per Share - Basic and Diluted                                     $     (0.001)             $     (0.002)
                                                                           ------------              ------------

Weighted Average Shares Outstanding - Basic and Diluted                      39,083,700                35,805,000
                                                                           ------------              ------------



                 See accompanying notes to financial statements.

                              RadioTV Network, Inc.
                            Statements of Cash Flows
                                   (Unaudited)


                                                                                Five Months Ended May 31,
                                                                                2001                  2000
                                                                              --------              --------
Cash flows from operating activities
Net loss                                                                      $(56,626)             $(70,161)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization                                                       --                 6,926
Stock based consulting expense                                                  33,395                    --
Barter revenue                                                                 (35,200)                   --
Changes in operating assets and liabilities:
(Increase) decrease in:
Accounts receivable                                                                300                   500
Prepaid expenses                                                                    --                (1,785)
Increase (decrease) in:
Accounts payable                                                                 6,783               (10,980)
                                                                              --------              --------
Net cash used in operating activities                                          (51,348)              (75,500)
                                                                              --------              --------

Cash flows from investing activities
Loan disbursements to officer                                                       --                (2,525)
                                                                              --------              --------
Net cash used in investing activities                                               --                (2,525)
                                                                              --------              --------

Cash flows from financing activities
Proceeds from members                                                           60,000                78,867
                                                                              --------              --------
Net cash provided by financing activities                                       60,000                78,867
                                                                              --------              --------

Net increase in cash                                                             8,652                   842

Cash at beginning of period                                                      3,088                 1,229
                                                                              --------              --------

Cash at end of period                                                         $ 11,740              $  2,071
                                                                              ========              ========





                 See accompanying notes to financial statements.

                              RadioTV Network, Inc.
                          Notes to Financial Statements
                                  May 31, 2001
                                   (Unaudited)


Note 1   Basis of Presentation
------------------------------

The accompanying unaudited financial statements of RadioTV Network, Inc. (the "Company") have been prepared in accordance with accounting principles generally accepted in the United States of America and the rules and regulations of the Securities and Exchange Commission for interim financial information. Accordingly, they do not include all the information and footnotes necessary for a comprehensive presentation of financial position and results of operations.

It is management's opinion, however, that all material adjustments (consisting of normal recurring adjustments) have been made which are necessary for a fair financial statements presentation. The results for the interim period are not necessarily indicative of the results to be expected for the year.

Except for income taxes as discussed below, all accounting policy notes as presented in the December 31, 2000 financial statements of RadioTV Network, LLC apply to the Company. (See Note 2)

For further information, refer to the audited financial statements and footnotes of RadioTV Network, LLC for the years ended December 31, 2000 and 1999 included in the Current Report on Form 8-K on Sun Express Group, Inc.
(See Note 6)

Note 2   Reorganization
-----------------------

Effective on January 1, 2001, RadioTV Network, LLC sold its assets and certain liabilities to a newly formed corporation, RadioTV Network, Inc., under common control of the remaining two members of the LLC.

RadioTV Network, Inc. is treated as a successor to the business of RadioTV Network, LLC, and the transaction is treated as a recapitalization of the predecessor. Accordingly, the accompanying financial statements represent a continuation of the operations of RadioTV Network, LLC. For comparative purposes, the December 31, 2000 balance sheet has been restated to reflect the recapitalization and the subsequent recapitalization discussed in Note 6.

Note 3   Common Stock Issuances
-------------------------------

In 2001, the Company issued, after its reorganization into a corporation, 26,950 common shares to an investor for $60,000 and 15,000 common shares to a service provider valued at the contemporaneous cash offering price of $2.23 per or $33,395 which was recorded as a consulting expense for past services rendered.

Note 4   Revenues
-----------------

In May 2001, the Company settled some disputes with a customer licensee by accepting barter advertising time valued at its estimated fair market value of $35,200.

The Company recorded the advertising time as revenues at the settlement date and an asset to be amortized on a usage basis.

Note 5   Going Concern
----------------------

As reflected in the accompanying financial statements, the Company had an accumulated deficit of $467,519 through May 31, 2001, operating losses for the five months ended May 31, 2001 of $56,626 and cash used in operations for the five months ended of $51,348. The ability of the Company to continue as a going concern is dependent on the Company's ability to further implement its business plan and generate revenues. The financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

Management intends on merging with an inactive publicly reporting company in order to facilitate the acquisition of additional financing. Management believes that the actions presently being taken to further implement its business plan and generate additional revenues provide the opportunity for the Company to continue as a going concern. (See Note 6)

Note 6   Subsequent Events
--------------------------

Effective July 1, 2001, the Company's successor RadioTV Network, Inc. was merged into Sun Express Merger Corp., a subsidiary of Sun Express Group, Inc., an inactive corporation reporting under the Securities Exchange Act of 1934.

Under the Agreement and Plan of Merger, RadioTV Network, Inc. remains as the surviving entity and a wholly owned subsidiary of Sun Express Group, Inc.

All shares of RadioTV Network, Inc. were exchanged for 40,000,000 shares or 61.57% of Sun Express Group, Inc. In accordance with APB 16, the transaction is accounted for as a recapitalization of RadioTV Network, Inc. at historical cost and the historical results of operations are those of RadioTV Network, Inc, with the operations of Sun Express Group, Inc. included from the reorganization date.

The following unaduited pro forma summary presents a condensed balance sheet as if the reorganization occurred on December 31, 2000:

Assets                                                                $   8,360
Liabilities                                                               4,249
Common stock, $0.001 par value, 100,000,000 shares
authorized, 35,805,000 issued and outstanding                            35,805
Additional paid-in capital                                              379,199
Accumulated deficit                                                    (410,893)
Total Liabilities and Stockholders' Equity                            $   8,360
                                                                      =========

The accompanying financial statements have been retroactively restated to reflect the recapitalization.

                              RADIOTV NETWORK, LLC

                              FINANCIAL STATEMENTS

                           DECEMBER 31, 2000 AND 1999

                              RadioTV Network, LLC


                                    Contents


                                                                         Page
                                                                       ---------
Independent Auditors' Report                                              1

Balance Sheet                                                             2

Statements of Operations                                                  3

Statements of Changes in Members' Equity                                  4

Statements of Cash Flows                                                  5

Notes to Financial Statements                                           6 - 11

                          Independent Auditors' Report
                          ----------------------------


To the Members of:
   RadioTV Network, LLC

We have audited the accompanying balance sheet of RadioTV Network, LLC as of December 31, 2000 and the related statements of operations, changes in members' equity and cash flows for the years ended December 31, 2000 and 1999. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly in all material respects, the financial position of RadioTV Network, LLC as of December 31, 2000 and the results of its operations and its cash flows for the years ended December 31, 2000 and 1999, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 7 to the financial statements, the Company's accumulated deficit of $410,893, year 2000 operating losses and cash used in operations of $113,483 and $92,083, respectively, and need for additional cash to fund operations over the next year raise substantial doubt about its ability to continue as a going concern. Management's Plan in regards to these matters is also described in Note 7. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.




SALBERG & COMPANY, P.A.
Boca Raton, Florida
April 17, 2001

                              RadioTV Network, LLC
                                  Balance Sheet
                                December 31, 2000




                                     Assets
Current Assets
Cash                                                                  $   3,088
Accounts receivable                                                         300
Prepaid expenses                                                            385
                                                                      ---------
Total Current Assets                                                      3,773
                                                                      ---------

Other Assets
Due from officer                                                          4,587
                                                                      ---------
Total Other Assets                                                        4,587
                                                                      ---------

Total Assets                                                          $   8,360
                                                                      =========

                         Liabilities and Members' Equity

Current Liabilities
Accounts payable                                                      $   4,249
                                                                      ---------

Total Current Liabilities                                                 4,249
                                                                      ---------

Members' Equity
Members' equity                                                         415,004
Accumulated deficit                                                    (410,893)
                                                                      ---------

Total Members' Equity                                                     4,111
                                                                      ---------

Total Liabilities and Members' Equity                                 $   8,360
                                                                      =========


                 See accompanying notes to financial statements.

                              RadioTV Network, LLC
                            Statements of Operations
                     Years Ended December 31, 2000 and 1999



                                                      2000               1999
                                                   ---------          ---------

Revenues                                           $  43,903          $ 127,992
                                                   ---------          ---------

Operating Expenses
Compensation                                          26,230              9,000
Contract labor                                         1,167             25,445
Bad debt expense                                          --                780
Depreciation                                          25,795             18,214
General and administrative                            23,967             26,062
Film costs                                            57,979            178,051
Exploitation costs                                     4,252             47,187
                                                   ---------          ---------
Total Operating Expenses                             139,390            304,739
                                                   ---------          ---------

Loss from Operations                                 (95,487)          (176,747)

Other Expenses
Interest expense                                      17,996             11,432
Settlement expense                                        --             33,849
                                                   ---------          ---------
Total Other Expenses                                  17,996             45,281
                                                   ---------          ---------

Net Loss                                           $(113,483)         $(222,028)
                                                   =========          =========





                 See accompanying notes to financial statements.

                              RadioTV Network, LLC
                     Statement of Changes in Members' Equity
                     Years Ended December 31, 2000 and 1999


                                                                    Members'          Accumulated
                                                                 Contributions          Deficit              Total
                                                                   ---------           ---------           ---------
Balance, December 31, 1998                                         $      --           $ (75,382)          $ (75,382)

Initial member contributions                                           1,000                  --               1,000

Additional member contributions                                      221,978                  --             221,978

Net loss, 1999                                                            --            (222,028)           (222,028)
                                                                   ---------           ---------           ---------

Balance, December 31, 1999                                           222,978            (297,410)            (74,432)

Member contributions                                                 103,375                  --             103,375

Conversion of promissory note and accrued interest
   to members' equity                                                204,490                  --             204,490

Exchange of members' equity for equipment                           (115,839)                 --            (115,839)

Net loss, 2000                                                            --            (113,483)           (113,483)
                                                                   ---------           ---------           ---------

Balance, December 31, 2000                                         $ 415,004           $(410,893)          $   4,111
                                                                   =========           =========           =========





                 See accompanying notes to financial statements.

                              RadioTV Network, LLC
                            Statements of Cash Flows
                     Years Ended December 31, 2000 and 1999


                                                                                      2000               1999
                                                                                   ---------          ---------
Cash flows from operating activities
Net loss                                                                           $(113,483)         $(222,028)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization                                                         25,795             18,214
Changes in operating assets and liabilities:
(Increase) decrease in:
Accounts receivable                                                                    2,700             (3,000)
Prepaid expenses                                                                         904             (1,290)
Increase (decrease) in:
Accounts payable                                                                      (7,999)            12,248
                                                                                   ---------          ---------
Net cash used in operating activities                                                (92,083)          (195,856)
                                                                                   ---------          ---------

Cash flows from investing activities
Purchase of property and equipment                                                    (4,846)          (155,001)
Loan to disbursements to officer                                                      (4,587)                --
                                                                                   ---------          ---------
Net cash used in investing activities                                                 (9,433)          (155,001)
                                                                                   ---------          ---------

Cash flows from financing activities
Loan proceeds                                                                             --            129,108
Proceeds from members                                                                103,375            222,978
                                                                                   ---------          ---------
Net cash provided by financing activities                                            103,375            352,086
                                                                                   ---------          ---------

Net increase in cash                                                                   1,859              1,229

Cash at beginning of period                                                            1,229                 --
                                                                                   ---------          ---------

Cash at end of period                                                              $   3,088          $   1,229
                                                                                   =========          =========

Non-Cash Financing Activities
-----------------------------
During 2000, a member surrendered its entire membership interest in exchange for all equipment owned by the Company with a net book value of $115,839.

During 2000, members contributed advances and related accrued interest totaling
$204,490 to members equity.


                 See accompanying notes to financial statements.

                              RadioTV Network, LLC
                          Notes to Financial Statements
                                December 31, 2000
                                -----------------



Note 1   Nature of Operations and Summary of Significant Accounting Policies
----------------------------------------------------------------------------
         (A) Nature of Operations

         RadioTV Network, LLC (the "Company") is a Delaware Limited Liability Company formed on March 15, 1999 and terminating on December 31, 2049 unless sooner terminated. The Company, prior to formation in 1999, acted as a Defacto company and incurred certain production expenses. Therefore, for financial accounting purposes, the Company's inception year is 1998. The Company produces and broadcasts television versions of top rated radio programs.

         (B) Use of Estimates

         In preparing financial statements, management is required to make estimates and assumptions that effect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and revenues and expenses during the reported period. Actual results may differ from these estimates.

         (C) Cash Equivalents

         For the purpose of the cash flow statement, the Company considers all highly liquid investments with original maturities of three months or less at the time of purchase to be cash equivalents.

         (D) Property and Equipment

         Property and equipment are stated at cost, less accumulated depreciation. Expenditures for maintenance and repairs are charged to expense as incurred. Depreciation is provided using the straight-line method over the estimated useful life's of the assets of seven years.

         (E) Long-Lived Assets

         The Company uses Statement of Financial Accounting Standards No. 121, "Accounting for the Impairment of Long-lived Assets and for Long-lived Assets to be Disposed Of" ("SFAS 121"). SFAS 121 requires the Company to review long-lived assets and certain identifiable assets related to those assets for impairment whenever circumstances and situations change such that there is an indication that the carrying amounts may not be recoverable. If the non-discounted future cash flows of the enterprise are less than their carrying amount, their carrying amounts are reduced to fair value and an impairment loss is recognized.

         (F) Revenue Recognition

         The Company accounts for revenues in accordance with the AICPA Accounting Standards Executive Committee Statement of Position No. 00-2, "Accounting by Producers or Distributors of Films" ("SOP 00-2").

         The Company generally produces episodic television series and generates revenues from the sale of broadcast licenses. The terms of the licensing arrangement may vary significantly from contract to contract and may include fixed fees, variable fees with or without nonrefundable minimum guarantees, or barter arrangements.

         The Company recognizes monetary revenues when evidence of a sale or licensing arrangement exists, the license period has begun, delivery of the film to the licensee has occurred or the film is available for immediate and unconditional delivery, the arrangement fee is fixed or determinable, and collection of the arrangement fee is reasonably assured. The Company recognizes only the net revenue due to the Company pursuant to the formulas or amounts stipulated in the customer contracts.

         The Company recognizes revenues from barter arrangements in accordance with the Accounting Principles Board Opinion No. 29 "Accounting for Non-Monetary Exchanges," as interpreted by EITF No. 93-11 "Accounting for Barter Transactions Involving Barter Credits."

         (G) Costs and Expenses of Producing Films

         The Company accounts for costs and expenses of producing a film and bringing that film to market in accordance with SOP 00-2 as follows:

         (i) Film costs include all direct negative costs incurred in the production of a film as well as allocations of production overhead and capitalized interest costs. Film costs are capitalized and amortized as the Company recognizes revenue from each episode. If reliable estimates of secondary market revenue are established, any subsequent costs are capitalized and amortized using the individual-film-forecast method, which amortizes costs in the same ratio as current revenues bears to estimated unrecognized ultimate revenues.

         (ii) Participation costs which consist of contingent payments based on film financial results or based on other contractual arrangements, are expensed and accrued, when a film is released, using the individual-film-forecast method, if the obligation is probable.

         (iii) Exploitation costs include advertising, marketing, and other exploitation costs. Advertising costs are accounted for in accordance with SOP 93-7, "Reporting on Advertising Costs." All other exploitation costs, including marketing costs, are expensed as incurred.

         (H) Income Taxes

         During 2000 and 1999, the Company was structured as a limited liability company and elected to be taxed as a partnership under the Internal Revenue Code. In lieu of paying corporate income taxes, the members were taxed individually on their proportionate share of the Company's taxable income. Therefore, no provisions or liability for income taxes during 2000 and 1999 has been included in the accompanying financial statements.

         (I) Net Loss Per Common Share

         For purposes of the pro forma information included in Note 9, basic net income (loss) per common share (Basic EPS) excludes dilution and is computed by dividing net income (loss) available to common stockholder by the weighted-average number of common shares outstanding for the period. Diluted net income per share (Diluted EPS) reflects the potential dilution that could occur if stock options or other contracts to issue common stock were exercised or converted into common stock or resulted in the issuance of common stock that then shared in the earnings of the Company. At December 31, 2000, there were no common stock equivalents outstanding, which may dilute future earnings per share.

         (J) Fair Value of Financial Instruments

         Statement of Financial Accounting Standards No. 107, "Disclosures about Fair Value of Financial Instruments," requires disclosures of information about the fair value of certain financial instruments for which it is practicable to estimate that value. For purposes of this disclosure, the fair value of a financial instrument is the amount at which the instrument could be exchanged in a current transaction between willing parties, other than in a forced sale or liquidation.

         The carrying amounts of the Company's short-term financial instruments, including accounts payable and accrued liabilities, and notes payable, approximate fair value due to the relatively short period to maturity for these instruments.

         (K) New Accounting Pronouncements

         The Financial Accounting Standards Board has recently issued one new accounting pronouncement. Statement No. 133 as amended by Statement No. 137 and 138, "Accounting for Derivative Instruments and Hedging Activities" established accounting and reporting standards for derivative instruments and related contracts and hedging activities. This statement is effective for all fiscal quarters and fiscal years beginning after June 15, 2000.

         The adoption of this pronouncement did not have a material effect on the Company's financial position or results of operations.

Note 2   Film Costs and Exploitation Costs
------------------------------------------

As of December 31, 2000, there were no capitalized film costs. Film costs expensed during the year 2000 and 1999 were $57,979 and $178,051, respectively.

There were no advertising costs expensed and included in exploitation costs during 2000 and 1999.

Note 3   Members' Equity
------------------------

On January 1, 2000, a member converted a promissory note of $200,000 plus accrued interest to members' equity. The note had been executed in July 1999 to account for equipment with original cash basis of $155,003 and advances of $44, 997 provided to the Company.

On December 31, 2000, the member who previously converted the note discussed above surrendered its entire equity interest in the Company in exchange for the equipment, which at that time had net book value of $115,839. This transaction was considered a related party transaction and accordingly members' equity was reduced by $115,839 and no gain or loss was recognized.

Note 4   Related Parties
------------------------

During 1999, an affiliate of a member broadcasted certain pilots and episodes providing the Company with $41,600 or 33% of its revenues (see Note 5).

Note 5   Concentrations
-----------------------

During 2000, two customers provided 55% and 42% of the revenues. During 1999, one customer provided 62% of the revenues and an affiliate of a member provided 33% (see Note 4).

Note 6   Segment Information
----------------------------

The Company has a single reportable segment. All revenues as of December 31, 2000 and 1999 are derived from customers in the United States of America.

Note 7   Going Concern
----------------------

As reflected in the accompanying financial statements, the Company had an accumulated deficit of $410,893 through December 31, 2000, operating losses in 2000 of $113,483 and cash used in operations during 2000 of $92,083. The ability of the Company to continue as a going concern is dependent on the Company's ability to further implement its business plan and generate revenues. The financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

Management intends on merging with an inactive publicly reporting company in order to facilitate the acquisition of additional financing. Management believes that the actions presently being taken to further implement its business plan and generate additional revenues provide the opportunity for the Company to continue as a going concern.

Note 8   Subsequent Events
---------------------------

         (A) Reorganization

         Effective on January 1, 2001, the Company sold its assets and certain liabilities to a newly formed corporation, RadioTV Network, Inc., under common control of the remaining two members of the LLC.

         The new corporation will be treated as a successor to the business of the Company.

         The following unaudited pro forma summary presents a condensed balance sheet and results of operations as if the LLC was reorganized as a corporation at January 1, 2000:

                                                              December 31, 2000
                                                             -------------------
            Assets                                                    $   8,360
            Liabilities                                                   4,249
            Common stock, $0.001 par value, 1,000,000 shares
                authorized, 358,050 issued and outstanding                  358
            Additional paid-in capital                                  414,646
            Accumulated deficit                                        (410,893)
            Total Liabilities and Stockholders' Equity                $   8,360
                                                                      =========

                                                                  Year Ended
                                                              December 31, 2000
                                                              ------------------
             Revenues                                                 $  43,903
             Net loss                                                  (113,483)
             Net loss per share                                       $   (0.63)
             Weighted average shares outstanding                        179,025

         (B) Common Stock Issuances

         In 2001, the Company issued, after its reorganization into a corporation, issued 26,950 common shares to an investor for $60,000 and 15,000 common shares to a service provider valued at the contemporaneous cost offering price of $2.23 per or $33,395 which was recorded as a consulting expense for past services rendered.

         (C) Settlement with Customer

         In May 2001, the Company settled some disputes with a customer licensee by accepting barter advertising time valued at its estimated fair market value of $35,200.

         The Company recorded the advertising time as revenues and an asset to be amortized on a usage basis.

         (D) Merger and Recepitalization

         Effective July 1, 2001, the Company's successor RadioTV Network, Inc. was merged into Sun Express Merger Corp., a subsidiary of Sun Express Group, Inc., an inactive corporation reporting under the Securities Exchange Act of 1934.

         Under the Agreement and Plan of Merger, RadioTV Network, Inc. remains as the surviving entity and a wholly owned subsidiary of Sun Express Group, Inc.

         All shares of RadioTV Network, Inc. were exchanged for 40,000,000 shares or 61.57% of Sun Express Group, Inc. In accordance with APB 16, the transaction is accounted for as a recapitalization of RadioTV Network, Inc. at historical cost and the historical results of operations are those of RadioTV Network, Inc, with the operations of Sun Express Group, Inc. included from the reorganization date.

         The following unaduited pro forma summary presents a condensed balance sheet as if the reorganization occurred on December 31, 2000:

         Assets                                                     $   8,360
         Liabilities                                                    4,249
         Common stock, $0.001 par value, 100,000,000 shares
         authorized, 35,805,000 issued and outstanding                 35,805
         Additional paid-in capital                                   379,199
         Accumulated deficit                                         (410,893)
         Total Liabilities and Stockholders' Equity                 $   8,360
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